Exhibit 10.57

PENINSULA GAMING PARTNERS, LLC

AMENDED AND RESTATED

2004 INCENTIVE UNIT PLAN

PENINSULA GAMING PARTNERS LLC
AMENDED AND RESTATED
2004 INCENTIVE UNIT PLAN

SECTION 1
GENERAL

1.1           Purpose.  The Peninsula Gaming Partners LLC Amended and Restated 2004 Incentive Unit Plan (the “Plan”) has been established by Peninsula Gaming Partners, LLC (the “Company”) to (i) attract and retain Persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; (iv) compensate Participants for services or other consideration provided, or to be provided, to the Company and (v) further align Participants’ interests with those of the Company’s owners through compensation that is based on a profits interest in the Company; and thereby promote the long-term financial interest of the Company, including the growth in value of the Company.

1.2           Participation.  Subject to the terms and conditions of the Plan, the Executive Committee shall determine and designate, from time to time, from among the Eligible Individuals identified from time to time by the Board, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.  The Board may allow an Eligible Participant to designate an entity to hold Covered Units and become a Participant in the Plan, so long as the Eligible Participant (the “Principal” in such case) owns and controls such entity.  If the Board allows an Eligible Individual to designate an entity as the Participant, then such Eligible Individual shall be required to provide the name of such entity and its federal tax identification number to the Company as a prerequisite to participation, and include in the constituent documents for such entity provisions required by this Plan and related Award Agreement.

1.3           Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration).  Capitalized terms used in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).

1.4           Amendment and Restatement.  The terms, provisions, covenants and conditions of the 2004 Incentive Unit Plan, effective as of June 16, 2004, are amended, restated and superseded in their entirety by the Plan.

SECTION 2
NON-VOTING COMMON UNIT AWARDS

2.1           Non-Voting Common Unit Award.  Participants in the Plan shall receive Awards to the extent determined by the Executive Committee, subject to approval by the Board.  A Non-Voting Common Unit Award shall be a right to “Non-Voting Common Units,” subject to such terms, restrictions and contingencies as set forth in this Plan and by the Executive Committee, subject to approval of the Board.

SECTION 3
OPERATION AND ADMINISTRATION

3.1           Effective Date.  The Plan shall be effective as of February 25, 2005 (the “Effective Date”).  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

3.2           Non-Voting Common Units Subject to Plan.  The aggregate number of Non-Voting Common Units available under the Plan (and LLC Agreement) shall initially be Two Hundred Ten Thousand Eight Hundred Seventy-One and Fifty-Three One Hundreths (210,871.53) which amount shall be adjusted as necessary from time to time to equal a maximum aggregate amount representing 12% of the outstanding Units on a fully diluted basis after giving effect to any additional issuances thereunder.  If any Non-Voting Common Units covered by an Award are forfeited and lawfully canceled, such Non-Voting Common Units shall not be deemed to have been awarded for purposes of determining the maximum number of Non-Voting Common Units available under the Plan.

3.3           Grant of Awards.  The Executive Committee, subject to Board approval, shall establish, from time to time from among the Eligible Individuals, those persons eligible to become Participants and shall determine the maximum number of Non-Voting Common Units that may be granted to any such Participant.

3.4           Distributions.  A Participant shall become eligible to receive distributions with respect to Covered Units in accordance with the terms of the LLC Agreement.

3.5           Transferability.  Except as otherwise provided in an Award Agreement, and subject to the terms and restrictions of the LLC Agreement, Non-Voting Common Units subject to an Award are not transferable by will or by the laws of descent and distribution.  With the approval of the Board, a Participant may transfer Covered Units to a revocable living trust for the benefit of the Participant  (with the trustee of such revocable living trust being obligated under the terms of such trust to hold such Units subject to the terms and provisions of the Plan, the Award Agreement and the LLC Agreement).

3.6           Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan or the LLC Agreement, as the Executive Committee, subject to approval of the Board, shall, in its sole discretion, prescribe.  The terms and conditions of any Award to any Participant shall be reflected in an Award Agreement, executed by the Participant. A Participant shall also be required to execute a counterpart to the LLC Agreement agreeing to be bound by all of the terms thereof.

3.7           Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary under this Plan or an Award Agreement shall be by action of the Executive Committee, subject to approval of the Board, (except to the extent prohibited by applicable law)  and shall be valid and binding on the Company and each Subsidiary of the Company.

3.8           Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

3.9           Limitation of Implied Rights.

(a)                                  Nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any Person.

(b)                                 The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee, Consultant, other individual the right to be retained in the employ of the Company or any Subsidiary of the Company or the right to continue to provide services to the Company or any Subsidiary of the Company.

3.10         Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 4
CHANGE OF CONTROL

In an Award Agreement, the Board shall have the right to provide for the effect of a Change of Control or Recapitalization upon an Award under this Plan.

SECTION 5
ADMINISTRATION OF THE PLAN

5.1           Administration.  The authority to control and manage the operation of the Plan, and the authority to administer the Plan shall be vested in the Executive Committee, all in accordance with the provisions of this Section 5.

5.2           Powers of the Executive Committee.  The Executive Committee’s authority to control, manage and administer the Plan shall be as follows:

(a)                                  Subject to the provisions of the Plan and the LLC Agreement, the Executive Committee will have the authority and discretion to (i) select from among the Eligible Individuals those persons who shall be eligible to receive Awards, (ii) to determine the maximum number of Non-Voting Common Units covered by each of the Awards, (iii) to establish the terms, conditions, restrictions, and other provisions of such Awards under an Award Agreement, and (iv) subject to the restrictions imposed by Section 6, to cancel or suspend Awards, in each case subject to the approval of the Board.

(b)                                 The Executive Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to determine or amend or waive any of the terms and provisions of any Award Agreement made pursuant to the Plan, in each case subject to approval of the Board.

(c)                                  To the extent that the Executive Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards to be granted under the Plan in jurisdictions outside the United States, the Executive Committee will have the authority and discretion, subject to approval of the Board, to modify those restrictions as the Executive Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d)                                 Any interpretation of the Plan by the Executive Committee and approved by the Board and any decision made by the Executive Committee and the Board under the Plan is final and binding on all Persons, subject to rights and remedies available to a Participant under an applicable Award Agreement.

(e)                                  In interpreting and administering the Plan and any Award Agreement, the Executive Committee shall take action in a manner that conforms to the LLC Agreement and applicable state laws.

5.3           Information to be Furnished to Board and Executive Committee.  The Company and its Subsidiaries shall furnish the Board and the Executive Committee with such data and information as each of them determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Board and the Executive Committee such evidence, data or information as the Board and the Executive Committee considers desirable to carry out the terms of the Plan.

SECTION 6
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant or, the Participant’s Personal Representative, adversely affect the then existing rights of any Participant or beneficiary under any Award granted under the Plan as of the date such amendment is adopted by the Board, and (ii) no amendment to this Plan that materially limits or modifies the powers and authority of the Executive Committee as set forth herein shall be effective without the prior consent of the Executive Committee.

SECTION 7
GAMING CONTROL; FINDING OF UNSUITABILITY; AND LEGENDS

7.1           Gaming Control.  The Company shall grant Awards in accordance with the provisions of applicable Gaming Laws.  The grant of any Award in violation of any Gaming Law shall be ineffective, and Covered Units shall be deemed not to be issued or outstanding until (1) the Company shall cease to be subject to the jurisdiction of Gaming Authorities or (2) the Gaming Authorities shall, by affirmative action, validate such issuance or waive any defect in such issuance. No Non-Voting Common Units issued by the Company under this Plan and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of applicable Gaming Laws.  Any transfer in violation thereof shall be ineffective until (1) the Company shall cease to be subject to the jurisdiction of applicable Gaming Authorities, or (2) applicable Gaming Authorities shall, by affirmative action, validate such transfer or waive any defect in such transfer.

7.2           Finding of Unsuitability or Surrender of License.  If a Gaming Authority finds that a Participant is unsuitable to hold or continue to hold  gaming licenses with respect to the Company or if Participant shall voluntarily surrender his, her, or its gaming license, then the Participant found to be unsuitable or otherwise surrendering his, her, or its license shall sell, and the Company shall purchase, his, her, or its Covered Units within such time frame and at the price required under the Gaming Laws, and if not otherwise so provided, at the price set forth in the LLC Agreement.

7.3           Legend.  In addition to legends required under the LLC Agreement, including, without limitation, any legends required under applicable Gaming Laws, each certificate for Covered Units shall contain a legend reading substantially as follows:

Any sale, assignment, transfer, pledge, or other disposition of the shares of stock represented by this certificate is restricted by, and subject to, the terms and provisions of the Peninsula Gaming Partners LLC — Amended and Restated 2004 Incentive Unit Plan (the “Plan”), and that certain Award Agreement entered into thereunder.  A copy of the Plan and Award Agreement are on file with the Secretary of the Company.  By acceptance of this certificate, the holder hereof agrees to be bound by the terms of the Plan and the Award Agreement.

SECTION 8
MARITAL PROPERTY RIGHTS

No Award Agreement shall be effective until the Company receives an explicit acknowledgment from the spouse of a Participant or Principal that Covered Units shall be governed by this Plan, the Award Agreement and the LLC Agreement.

SECTION 9
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                                  Award.  The term “Award” shall mean the grant of Non-Voting Common Units under the Plan.

(b)                                                 Award Agreement.  The term “Award Agreement” shall mean the written agreement between the Company and a Participant establishing the terms and conditions of an Award.

(c)                           Board.  The term “Board” shall mean the Board of Managers of the Company.

(d)                                                 Change of Control.  The term “Change of Control” shall have the meaning ascribed to it in the LLC Agreement.

(e)                           Consultant.  The term “Consultant” shall mean any Person who is engaged by the Company or any Subsidiary to render consulting or advisory services to such entity.

(f)                                                    Covered Units.  The term “Covered Units” shall mean Non-Voting Common Units subject to an Award.

(g)                                                 Eligible Individual.  The term “Eligible Individual” shall mean any executive, key employee, or Consultant of the Company or a Subsidiary.  An Award may be granted to an individual (including without limitation indirectly to a Principal through an entity Participant) at any time in connection with hiring, retention or otherwise, including prior to the date the individual first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the individual first performs such services.

(h)                                                 Executive Committee.  The term “Executive Committee” shall have the meaning ascribed to it in the LLC Agreement.

(i)                                                     Gaming Authority.  The term “Gaming Authority” shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof,  with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of the Company’s Subsidiaries.

(j)                                                     Gaming Laws. The term “Gaming Laws” shall mean the gaming laws of any jurisdiction or jurisdictions to which the Company or any of the Company’s Subsidiaries are, or may at any time become, subject.

(k)                                                  LLC Agreement.  The term “LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of Peninsula Gaming Partners, LLC, as the same may be amended or restated from time to time.

(l)                                                     Non-Voting Common Unit.  The term “Non-Voting Common Unit” shall have the meaning ascribed to it in the LLC Agreement.

(m)                                               Person.  The term “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(n)                                                 Subsidiary.  The term “Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Board in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Board.

(o)                                                 Unvested Units.  The term “Unvested Units” means any Non-Voting Common Unit issued pursuant to the Plan that is not vested pursuant to the terms of the Award Agreement that granted such Non-Voting Common Unit to a Participant.